                                                                  EXHIBIT 10(m)



                             MASTER SUPPLY CONTRACT
                          FOR RESALE OF OIL AND GREASES
                                  TO BE SOLD AT
                        ORIGINAL AND NTG LOCATIONS FUNDED
                        THROUGH LOANS GUARANTEED BY MOBIL




                              MOBIL OIL CORPORATION

                                       AND

                        GREASE MONKEY INTERNATIONAL, INC.

                                TABLE OF CONTENTS

SECTION                                                                         PAGE NO.
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

1.       Products; Quantities......................................................1

2.       Term......................................................................1

3.       Prices, Terms; Deliveries.................................................2

4.       Taxes.....................................................................2

5.       Trademarks; Trade Dress; Brand Names; Advertising.........................2

6.       Containers................................................................3

7.       Product Quality Control...................................................3

8.       Claims; Release...........................................................3

9.       Contingencies.............................................................3

10.      Indemnity.................................................................4

11.      Permits...................................................................4

12.      Seller's Right to Terminate; Default; Payments Due on Termination.........4

13.      Buyer's Right to Terminate................................................5

14.      Representations and Assurances............................................6

15.      Relation of Seller and Buyer..............................................6

16.      Notices...................................................................6

17.      Severability..............................................................6

18.      Entire Agreement..........................................................6

19.      Number of NTG Locations...................................................6

20.      Miscellaneous.............................................................7

21.      Governing Law.............................................................7



                             MASTER SUPPLY CONTRACT
                                       FOR
                           RESALE OF OILS AND GREASES
                        AT COMPANY OPERATED LOCATIONS AND
                             AT NTG LOCATIONS FUNDED
                        THROUGH LOANS GUARANTEED BY MOBIL


         THIS SUPPLY CONTRACT is made as of September 11, 1997, between MOBIL OIL CORPORATION ("Seller"), with offices at 3225 Gallows Road, Fairfax, Virginia 22037 and GREASE MONKEY INTERNATIONAL, INC. ("Buyer"), with offices at 216 16th Street, Suite 1100, Denver, Colorado 80202.

         1. PRODUCTS; QUANTITIES. Seller agrees to sell and Buyer agrees to purchase, on the terms and conditions of this Supply Contract, Mobil products for: (i) the original company locations listed in Exhibit 2 ("Company Operated Locations"), and (ii) certain new-to-Grease Monkey quick-lube locations, which includes acquisitions of existing quick lube locations which do not feature Mobil products ("NTG Locations") to be added to Exhibit 2 by mutual agreement of the Parties, which NTG locations will be financed in connection with the Agreement to Provide Guaranty and Security Agreement between Seller and Buyer and dated as of September 11, 1997, (the Agreement to Provide Guaranty and Security Agreement together with all related documents are referred to in this Supply Contract as the "Guaranty Agreement"). The Original Locations and NTG Locations are collectively referred to as the "Grease Monkey Locations."

         Buyer agrees to: (i) feature Mobil 1 synthetic and Mobil bulk lubricants at all Company Operated Locations, and (ii) purchase an average of approximately 230,000 gallons per year of Mobil lubricants for all Company Operated Locations but no less than 2,300,000 gallons must be purchased for the Company Locations over a ten-year period. Buyer further agrees to: (i) feature Mobil I synthetic and Mobil bulk lubricants at all NTG Locations, the required gallons of Mobil lubricants per year over a period of ten (10) years for each NTG Location (there will be multiple NTG Locations and multiple ten
(10) year periods, each ten (10) year period begins at the time that each NTG Location opens for business) such that for each $2.58 borrowed, 10 gallons must be purchased by each NTG over each ten-year period. All NTG Locations will begin operations within the first four (4) years of the term of this Supply Contract. Buyer also agrees that twelve percent (12%) of all purchases will be Mobil 1.

         Purchase obligations are measured beginning on the opening day for each NTG Location and ending ten years thereafter.

         For this Supply Contract, 8 pounds of grease equals 1 gallon of oil. As used in this Supply Contract, the terms "Seller's product" and "Mobil lubricants" are used interchangeably.

         A list of Mobil lubricants to be purchased by Buyer is set forth on
Exhibit 1, attached to and made part of this Supply Contract. Mobil lubricants, grades, trademarks, and packaging shall be those marketed and used by Seller at times of deliveries for similar buyers in Buyer's area, all as determined by Seller. Seller may change the grade, specifications, characteristics, delivery package, brand name, or other distinctive designation of any of Seller's product and such products as so changed shall remain subject to this Supply Contract.

         2. TERM. The term of this Supply Contract shall vary for the different locations covered by this Supply Contract. For NTG Locations, the term shall begin on the date such NTG location opens for business. For the

Company Operated Locations, the term shall begin __________. In either case, the term shall end upon the later to occur of: (i) the purchase of the volume requirements for that location (or, in the case of the Company Operated Locations, for all such locations), and (ii) final payment of any amounts outstanding under any of the Promissory Notes (as defined in the Agreement to Provide Guaranty and Reimbursement Agreement among Mobil Oil, Mobil and Grease Monkey associated with that location.

         3.  PRICES, TERMS; DELIVERIES.

         (a) PRICES. Initial prices of Seller's products are set forth on
Exhibit 1. Prices are prior to taxes and include delivery to Buyer's location but exclude any loan guaranty service charge that may be due under the Guaranty Agreement.

         (b) TERMS OF PAYMENT. Net 30 days. Cash discounts, if any, are not applicable to taxes, freight charges, or container charges. Seller shall forward invoices for Mobil products purchased by individual Grease Monkey Locations to Buyer for payment within 30 days.

         (c) DELIVERIES. Deliveries of Mobil products shall be made by Seller's authorized distributors, selected by Seller in its sole discretion, and shall be promptly received by Buyer. Minimum orders for bulk Mobil products is 500 gallons; minimum orders for packaged Mobil products (drums and pails) is 63 gallons.

         Title to, and all risk of loss of or damage to any of Seller's products shipped to Buyer passes to Buyer at the delivery point. Seller's products are received by Buyer when delivered to Buyer at the delivery point specified by the ordering Grease Monkey Location.

         If Buyer defaults in the payment of any indebtedness to Seller, in addition to any other rights it may have, Seller may immediately change the terms of payment and may suspend deliveries of all of Seller's products and apply any funds that Buyer may have on deposit in Seller's custody to the payment of the indebtedness.

         (d) PRICE ADJUSTMENT. Seller may adjust the price or terms of payment for Seller's products at any time by giving Buyer at least thirty
(30) days written notice.

         4. TAXES. The amount of any present or future governmental tax, fee, duty or other imposition (not included in the price or otherwise paid by Buyer) on or measured by: (a) this Supply Contract; (b) Seller's products or constituent materials covered by this Supply Contract; or (c) the manufacture, sale, use, transportation or handling of Seller's products or materials, shall be paid by Buyer to Seller, unless Buyer is required by law to make payments directly to the governmental taxing unit. Any and all exemptions from taxes claimed by Buyer are set forth on Exhibit 3.

         5. TRADEMARKS; TRADE DRESS; BRAND NAMES; ADVERTISING. Buyer shall use Seller's trademarks, trade dress, and brand names ("Trademarks") to identify and advertise Seller's products. The Trademarks shall not be used for any other purposes, or in any manner that may confuse or deceive the public.

         Buyer shall not mix any other products with Mobil products or adulterate them in any way, and shall not use the Trademarks in connection with the storage, handling, dispensing, or sale of any adulterated, mixed or substituted Mobil products. Seller may take samples from Buyer's tanks to ensure product integrity.

         All advertising, including color schemes, of Seller's products are subject to Seller's approval. Any violation of the provisions of this Paragraph 5 gives Seller the right to immediately terminate this Supply Contract. On any termination of this Supply Contract, Buyer shall immediately discontinue: (a) referring to Seller, (b) using Seller's color schemes, Trademarks and slogan, (c) advertising Seller's products, (d) return to Seller, at no cost to Seller, all signs, advertising and promotional material in Buyer's possession, and (e) repay all amounts owing to Mobil in accordance with Section 12(c) of this Supply Contract.

         Buyer acknowledges that in addition to any applicable monetary or other damages, injunctive relief is also an appropriate remedy for Buyer's violation of this Paragraph 5. Buyer agrees to pay Seller's reasonable attorney fees if Seller institutes legal action to enforce any provisions of this Paragraph 5.

         6. CONTAINERS. All containers on which Seller charges a deposit ($20.00 deposit on drums) remain Seller's property, must be used only for the original contents, and must be returned when empty, freight collect, to the point from which Seller shipped the product to the Buyer, or other location as may be designated by Seller from time to time. If Seller maintains a regular pick-up service in Buyer's area, Seller may collect containers on notice from Buyer.

         Deposit charges are payable without discount when payments for the contents are due. Deposit charges are refundable if the containers are returned in their delivered condition, less ordinary wear, within ninety (90) days after delivery. If containers are not returned, Seller may retain the deposit charges in settlement for the containers and expenses.

         7. PRODUCT QUALITY CONTROL. Buyer has a duty to protect the quality of products delivered to it by Seller or Seller's authorized distributors.

         8. CLAIMS; RELEASE. Seller has no liability for any defect in quality, or shortage in quantity, of any of Seller's products delivered unless Buyer gives Seller or Seller's authorized distributor notice of Buyer's claim within: (a) two (2) days after delivery for shortages in quantity of Seller's products, or (b) within four (4) days after delivery for quality deficiencies, and further provides Seller with a reasonable opportunity to inspect Seller's products and take test samples.

         Any other claim by Buyer of any kind, based on or arising out of this Supply Contract or otherwise, is waived and barred unless Seller is given written notice within one hundred eighty (180) days after the event, action, or inaction to which the claim relates. Further, any claim is waived by Buyer and barred unless asserted by the commencement of an action within twelve (12) months after the event, action, or inaction to which the claim relates. Seller is not liable for prospective profits or special, indirect, or consequential damage.

         9. CONTINGENCIES. Seller shall not be liable for loss, damage, or demurrage due to any delay or failure to perform:

         (a) because of compliance with any action, order, direction, request, or control of any governmental authority; or

         (b) when the supply or purchase of Seller's products or any facility of production, manufacture, storage, transportation, distribution, or delivery is interrupted, unavailable, or inadequate because of wars, hostilities, public disorders, acts of enemies, sabotage, strikes, lockouts, labor or employment difficulties, fires, floods, acts of God, accidents or breakdowns, plant shutdowns for repairs, maintenance or inspection, weather conditions, or for any other cause which Seller determines is beyond the party's reasonable control when acting in good faith and in the ordinary course of business, whether or not similar to any of the foregoing (a "Force Majeure Event") provided that Seller has made good-faith efforts to secure an alternative source of supply.

         Seller is not required to remove any cause or replace the affected source of supply or facility if it involves material additional expense or a material departure from normal practices.

         If, for any cause, there is, or Seller believes in its reasonable opinion there may be, a shortage of supplies, for whatever reason, so that Seller is or may be unable to meet the demands of all of its customers of all kinds,

Seller may allocate to and among its customers in each class of trade quantities of product as Seller determines in the exercise of its ordinary business judgment it has available for distribution to that class of trade from any given terminal or point of supply, provided that Seller's plan of allocation shall not unreasonably discriminate between Buyer and Seller's other customers in that class of trade.

         Seller shall not be required to make up any deliveries or quantities omitted under the provisions of this Paragraph 9, including but not limited to, deliveries or quantities omitted pursuant to Seller's right to allocate Seller's products among its customers, nor shall Seller be liable for any damages or losses in connection with omitted deliveries or quantities.

         In all instances when a decision or determination of Seller is referred to in this Paragraph 9, the decision or determination shall be made in Seller's sole and absolute discretion acting in the ordinary course of business.

         10. INDEMNITY. Buyer shall defend and indemnify Seller, and its agents, servants, employees, successors, and assigns from:

             (i) any fines, penalties, charges, or expenses, for violations of any law, ordinance or regulation, caused by any act or omission,
         whether   negligent or otherwise, of such Buyer or its agents,
         servants, employees, or others under it; and

             (ii) any claims, losses, liability, suits, liens and expenses for death, personal injury, property damage, or any other injury or claim arising out of the use, occupancy, operation, services offered by, or maintenance of Buyer's NTG locations (including adjacent sidewalks, drives, and curbs), lubrication equipment, or Buyer's other businesses by Buyer or any of its operators, lessees, agents, contractors, employees, customers, or others under it.

         The provisions of Paragraphs 8 and 10 survive any termination or nonrenewal of this Supply Contract, however arising.

         11. PERMITS. Buyer must obtain all required permits and licenses in connection with its operation of the Grease Monkey Locations and must comply in all material respects with all applicable governmental laws and regulations.

         12. SELLER'S RIGHT TO TERMINATE; DEFAULT; PAYMENTS DUE ON TERMINATION.

         (a) If Buyer or any Grease Monkey Location is in material default under this Supply Contract, or under any other agreement between the parties:
(i) Seller may suspend deliveries (to the Grease Monkey Location in default) during the default; and (ii) Seller shall provide notice of default to Buyer and Buyer shall have thirty (30) days to cure such default. Thereafter, if the default continues, Seller may terminate this Supply Contract with respect to the Grease Monkey Location in default and the payment provisions in section 12(b) and 12(c) shall apply.

         (b) Upon providing written notice to Buyer, Seller may immediately terminate this Supply Contract (with respect to one or more Grease Monkey Locations) upon the occurrence of one or more of the following events:

             (i) Buyer or Grease Monkey Location's material failure to comply with the provisions of Section 5 of this Supply Contract;

             (ii) except in circumstances where Seller is unable to deliver product to a specific Grease Monkey Location by reason of a Force Majeure Event, the non-Mobil inventory of lubricants at a Grease Monkey

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         Location constitutes more than 15% of that Grease Monkey Location's total inventory of lubricants;

              (iii) a Grease Monkey Location(s) is closed for more than 7 days except by reason of a Force Majeure Event;

              (iv) a Grease Monkey Location(s) does not materially meet its purchase obligations as set forth in this Supply Contract;

              (v) a sale or transfer of a Grease Monkey Location occurs other than those transfers permitted by the Guaranty Agreement;

              (vi) without Mobil's prior written consent, more than 30% of the voting shares or other form of ownership and control of Grease Monkey Holding Corporation, of which GMI is a wholly owned subsidiary is sold or transferred to a party that Mobil considers to be a direct competitor;

              (vii) Buyer becomes insolvent; an insolvency, receivership or bankruptcy proceeding is commenced by or against Buyer; or Buyer makes an assignment for the benefit of creditors;

              (viii) Buyer attempts to assign or otherwise transfer its interest in this Agreement in contravention of the terms of Section 20; or

              (ix) Mobil Corporation is required to pay under the Guaranty Agreement or related documents.

         On or prior to the effective date of any termination (partial or whole) of this Supply Contract, funds owed by Buyer to Seller with respect to the affected Grease Monkey Location(s), including: (i) payments due Seller under the Guaranty Agreement, (ii) amounts owing Seller for Buyer's purchases of Seller's products, and (iii) any other amounts outstanding shall become immediately due and payable to Seller.

         (c) It is understood that Mobil is relying on sales to Buyer of Mobil lubricants in quantities and percentages set forth in Section I and that any termination of this Supply Contract or failure to purchase those quantities and percentages of Mobil lubricants will result in serious losses to Mobil. Buyer and Mobil acknowledge that the amount of those losses is and will be difficult to determine. It is agreed, therefore, that upon any termination of this Supply Contract, in whole or with respect to a specific location, Buyer shall pay to Mobil, as liquidated damages to compensate for such losses, fifteen cents ($0.15) per gallon multiplied by the excess of the number of gallons of Mobil lubricants that are required to be purchased over the term of this Agreement pursuant to Section 1 for the affected locations, over the number of gallons actually purchased prior to such termination. Buyer may terminate certain locations as allowed by the Agreement to Provide Guaranty without incurring any liquidated damages pursuant to this Section
12. The damages here liquidated are confined to losses resulting from termination of this Supply Contract and shall not affect such other rights and remedies Mobil may have under this Supply Contract and under applicable law.

         13. BUYER'S RIGHT TO TERMINATE.

         (a) If Seller defaults under this Supply Contract, Buyer shall provide written notice to Seller and Seller shall have sixty (60) days to cure such default. Thereafter, if the default continues, Buyer may terminate this Supply Contract upon providing thirty (30) days written notice to Seller and the payment provision in Section 12(c) of this Supply Contract shall not apply.

         (b) Buyer may terminate this Supply Contract upon providing ninety
(90) days prior written notice to Seller. Prior to the effective date of termination, Buyer agrees to: (i) make all payments due Seller under the Guaranty Agreement and related documents to Seller, (ii) make all payments owing Seller for Buyer's purchases of Seller's products, (iii) pay any other amounts outstanding, and (iv) pay liquidated damages set forth in Section 12(c).

         14. REPRESENTATIONS AND ASSURANCES. Seller is entering into this Supply Contract in reliance on Buyer's qualifications and representation to Seller of its desire to operate the Grease Monkey Locations selling Mobil products. Buyer acknowledges that its conduct impacts Mobil's products, trademarks, and other Mobil retailers, distributors, and dealers; therefore, Buyer agrees to conduct its business in a manner that maintains and enhances public acceptance of Mobil products, trademarks, and Mobil retailers, distributors, and dealers.

         At all times, Buyer shall keep visible and legible Seller's logos, signs and trademarks used in connection with the sale of Mobil products inside of Buyer's Grease Monkey Locations, unless otherwise agreed upon by the Buyer and Seller. Seller shall not require Buyer to display Seller's logo, signs or trademarks in violation of Buyer's graphic standards contained in Buyer's corporate identity guide.

         15. RELATION OF SELLER AND BUYER. Buyer and Seller are independent businesses, and nothing in this Supply Contract creates any right in Seller or Buyer to exercise any control over, or to direct in any respect, the conduct or management of the other party's business, subject only to each party's performance of their respective obligations set forth in this Supply Contract. Neither Buyer nor any person performing work at the Grease Monkey Locations for, or on behalf of, Buyer shall be considered as an employee or agent of Seller.

         16. NOTICES. All notices under this Supply Contract, except those under Paragraph 6, must be in writing and delivered personally or sent by certified mail to the address set forth below unless changed by notice. Notice by mail is effective 3 days from the postmark date.

              Address for Seller:       Mobil Oil Corporation
                                        3225 Gallows Road
                                        Fairfax, Virginia 22037
                                        Attn: _______________

              With a copy to:           Mobil Oil Corporation
                                        Customer Support Center
                                        40 Liberty Boulevard
                                        Malvern, PA 19355

              Address for Buyer:        Grease Monkey International, Inc.
                                        216 16th Street, Suite 1100
                                        Denver, CO 80202
                                        Attn: Financial and Legal Departments

         17. SEVERABILITY. If any provision or any portion of this Supply Contract or the application of it to any person or circumstance is finally determined by a court of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability shall not affect the other provisions of this Supply Contract.

         18. ENTIRE AGREEMENT. This instrument (including the documents referred to in this instrument and documents incorporated herein) contains the entire agreement covering the subject matter, and supersedes any prior discussions between the parties relating to the subject matter of this Supply Contract. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING THIS SUPPLY CONTRACT WHICH ARE NOT FULLY SET FORTH IN THIS SUPPLY CONTRACT.

         19. NUMBER OF NTG LOCATIONS. Buyer and Seller acknowledge that the number of NTG Locations may change during the term of this Supply Contract requiring additions or deletions to the number and location of NTG

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Locations serviced by particular Mobil distributors and time for Seller to prepare the necessary administrative connections so that deleted or added NTG Locations will be properly serviced. Buyer agrees to provide timely notification of such events to Seller, enabling Seller to accommodate such changes.

         20. MISCELLANEOUS. Any attempt to assign this Supply Contract by Buyer without obtaining Seller's prior written consent is void and constitutes a default of this Supply Contract. The headings of the paragraphs of this Supply Contract are for convenience only and do not limit, amplify, or otherwise affect its terms and conditions. Seller's right to require strict performance shall not be affected by any previous waiver or course of dealing. Modifications to this Supply Contract must be in writing and signed by an authorized representative of each party.

         21. GOVERNING LAW. This Supply Contract shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to its rules on the conflicts of laws. The parties to this Supply Contract irrevocably submit to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, for all purposes of this Supply Contract, except for those matters over which said Court does not have subject matter jurisdiction in which case the parties irrevocably submit to the exclusive jurisdiction of the Circuit Court of the County of Fairfax, Commonwealth of Virginia.

         EXECUTED as of the date first above written.

WITNESSES:                             MOBIL OIL CORPORATION


/s/ Kim E. Howry                       /s/ George W. Madden
--------------------------             ------------------------------------
                                       By: George W. Madden
                                       ------------------------------------
                                       Its: General Manager, Lubes Business
                                       ------------------------------------



                                        GREASE MONKEY INTERNATIONAL, INC.

/s/ T. Timothy Kershisnik              /s/ Charles E. Steinbrueck
---------------------------            -----------------------------------
                                       By: Charles E. Steinbrueck
                                       -----------------------------------
                                       Its: President and CEO
                                       -----------------------------------


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